SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2007
OMNITURE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-52076	87-0619936
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
550 East Timpanogos Circle
Orem, UT 84097

(Address, including zip code, of principal executive offices)
(801) 722-7000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On December 13, 2007, Omniture, Inc., (“Omniture”) completed its acquisition of Offermatica Corporation (“Offermatica”) by the merger of San Francisco Acquisition Corporation (“Merger Sub”), a Delaware corporation and direct wholly-owned subsidiary of Omniture, with and into Offermatica (the “Merger”), in accordance with the Agreement and Plan of Reorganization, dated as of September 7, 2007 (the “Merger Agreement”), by and among Omniture, Offermatica, Merger Sub, US Bank National Association as Escrow Agent and Henry Baker as the Stockholder Representative.
     The total pre-adjusted merger consideration payable to the securityholders of Offermatica in connection with the Merger consisted of approximately $30 million in cash and approximately $35 million in shares of Omniture common stock (with the value of the Omniture common stock based on the average closing sale price of Omniture common stock for the 45 consecutive calendar days prior to the closing date). Following reductions to the merger consideration provided for in the Merger Agreement based on Offermatica's working capital, unpaid third-party expenses and outstanding indebtedness at the time of closing, the aggregate merger consideration consisted of approximately $27.7 million in cash ($8 million of which was placed in an escrow account on the closing date to secure indemnity obligations of the Offermatica stockholders pursuant to the Merger Agreement) and approximately 1.08 million shares of Omniture common stock. Pursuant to the Merger Agreement, the cash and stock consideration to be received by certain employee stockholders was further reduced to pay for such employees' withholding taxes arising out of the exercise of stock options prior to the Merger. Additionally, in connection with the Merger, Omniture assumed Offermatica's stock option plan.
     The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 to Omniture’s report on Form 8-K filed on September 12, 2007 and incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     As indicated in Item 2.01 above, the merger consideration in connection with the acquisition of Offermatica on December 13, 2007 will include approximately 1.08 million shares of Omniture common stock (the “Merger Shares”). The Merger Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Merger Agreement, Omniture obtained a permit from the California Commissioner of Corporations qualifying the issuance of the Merger Shares under Sections 25121 and 25142 of the California Corporations Code. Accordingly, the Merger Shares are exempt from the registration requirements of Section 5 of the Securities Act pursuant to Section 3(a)(10) of the Securities Act.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of the Business Acquired
     The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.
     (b) Pro Forma Financial Information
     The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.
     (d)     Exhibits
     None.

SIGNATURES
     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNITURE, INC.
	By:	/s/ Shawn Lindquist
Shawn Lindquist
Dated: December 19, 2007		Chief Legal Officer, Senior Vice President and Secretary